UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 9, 2004

PROXYMED, INC.

(Exact name of registrant as specified in its charter)

Florida	000-22052	65-0202059

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1854 Shackleford Court, Suite 200, Norcross, Georgia		30093-2924

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (770) 806-9918

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On November 9, 2004, ProxyMed, Inc. (the “Company”) filed a Form 12b-25, Notification of Late Filing, with respect to the filing of its report on Form 10-Q for the quarter ended September 30, 2004. A copy of the Form 12b-25 filing is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

     In connection with a Form S-3 filed by the Company on June 18, 2004, the SEC is conducting a routine review of the Company’s Form 10-K for fiscal year ending December 31, 2003, as well as the Company’s quarterly reports for first and second quarter of 2004. The Company anticipates that the results of the SEC’s review will be examined by both its present independent outside accounting firm, Deloitte and Touche, and the Company’s prior independent outside accounting firm, PriceWaterhouseCoopers. As a result, the Company is unable to file its Form 10-Q for the third quarter ended September 30, 2004 within the prescribed time period without unreasonable effort or expense. The Company is presently reviewing accounting issues involving its treatment of:

•	certain warrants received in conjunction with a joint marketing agreement entered into with PlanVista Corporation in 2003;

•	the valuation of stock received by the Company in the stock-for-stock acquisition of PlanVista Corporation in early 2004;

•	disposal of certain assets related to the Company’s laboratory services segment on June 30, 2004; and

•	the use of EBITDA as a non-GAAP measure of performance.

     The Company also anticipates expansion of disclosure in certain other areas of its recent Form 10-K and Form 10-Q filings.

     At this time, it is premature to conclude as to the impact, if any, from the resolution of the comments, on the Company’s previously filed financial statements and disclosures, or necessary updates to the Form 10-Q for the first and second quarter of 2004, and for the Form 10-K for the fiscal year ended December 31, 2003. Because of the close proximity of the SEC’s review and the deadline for filing the Company’s Form 10-Q for the third quarter ended September 30, 2004, the Registrant filed the Form 12b-25 with the SEC.

     Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

     The following exhibits are included herein:

Exhibit 99.1	Form 12b-25, Notification of Late Filing, dated November 9, 2004.

     FORWARD LOOKING STATEMENTS — This document contains forward-looking statements that reflect the Company’s current assumptions and expectations regarding future

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events. While these statements reflect the Company’s current judgment, they are subject to risks and uncertainties. Actual results may differ significantly from projected results due to a number of factors, including, but not limited to, the soundness of our business strategies relative to the perceived market opportunities; the Company’s ability to continue to integrate the operations of PlanVista into its existing operations, the ability to identify suitable future acquisition candidates; the ability to successfully integrate any future acquisitions; the Company’s ability to successfully develop, market, sell, cross-sell, install and upgrade its clinical and financial transaction services and applications to current and new physicians, payers, medical laboratories and pharmacies; the ability to compete effectively on price and support services; the Company’s assessment of the healthcare industry’s need, desire and ability to become technology efficient; the Company’s ability to win and expand business based on the Company’s web-based self-service tools and flexible business model; and the Company’s ability and that of its business associates to comply with various government rules regarding healthcare and patient privacy. For further cautions about the risks of investing in the Company, we refer you to the documents we file from time to time with the Securities and Exchange Commission, particularly the Company’s Form 10-K for the year ended December 31, 2003, and the Company’s registration statement on Form S-4 relating to the merger with PlanVista, which we strongly urge you to read. The Company expressly disclaims any intent or obligation to update any forward-looking statements. When used, the words “believes”, “estimated”, “expects”, “anticipates”, “may” and similar expressions are intended to identify forward-looking statements.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProxyMed, Inc.
Date: November 10, 2004	/s/ Gregory J. Eisenhauer
Gregory J. Eisenhauer, Executive Vice
President and Chief Financial Officer

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INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	12b-25 Notification of late Filing, with respect to the
filing of its report on Form 10-Q for the quarter ended September 30, 2004.

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